Exhibit 3.8(b)

BYLAWS OF

BEALL INDUSTRIES, INC.

Contents

Article 1:	Offices

1.01 Registered Office and Agent
1.02 Other Offices

Article 2:	Shareholders

2.01 Place of Meetings
2.02 Annual Meeting
2.03 Voting List
2.04 Special Meetings
2.05 Notice
2.06 Quorum
2.07 Majority Vote; Withdrawal of Quorum
2.08 Method of Voting
2.09 Record Date; Closing Transfer Books
2.10 Action Without Meeting
2.11 Order of Business at Meetings

Article 3:	Directors

3.01 Management
3.02 Number; Qualification; Election; Term
3.03 Change in Number
3.04 Removal
3.05 Vacancies
3.06 Election of Directors
3.07 Place of Meetings
3.08 First Meeting
3.09 Regular Meetings
3.10 Special Meetings
3.11 Quorum; Majority Vote
3.12 Compensation
3.13 Procedure
3.14 Interested Directors, Officers and Shareholders
3.15 Action Without Meeting

Article 4:	Notice and Attendance Through Use of Electronic Equipment

4.01 Method
4.02 Waiver
4.03 Telephone and Similar Meetings

Article 5:	Officers and Agents

5.01 Number; Qualification; Election; Term
5.02 Removal
5.03 Vacancies
5.04 Authority
5.05 Compensation
5.06 President
5.07 Vice President
5.08 Secretary
5.09 Assistant Secretary
5.10 Treasurer
5.11 Assistant Treasurer

Article 6:	Certificates and Shareholders

6.01 Certificates
6.02 Issuance
6.03 Payment for Shares
6.04 Subscriptions
6.05 Lien
6.06 Lost, Stolen or Destroyed Certificates
6.07 Registration of Transfer
6.08 Registered Shareholders
6.09 Denial of Preemptive Rights
6.10 Right of First Refusal

Article 7:	General Provisions

7.01 Dividends and Reserves
7.02 Books and Records
7.03 Annual Statement
7.04 Checks and Notes
7.05 Fiscal Year
7.06 Seal
7.07 Indemnification; Insurance
7.08 Resignation
7.09 Amendment of Bylaws
7.10 Construction
7.11 Table of Contents; Headings
7.12 Relation to Articles of Incorporation

Article 1: Offices

1.01 Registered Office and Agent. The registered office of the corporation shall be at 2725 Premier Street, Fort Worth, Texas 76111. The name of the registered agent at such address is Robert Beall. Anything in these bylaws to the contrary notwithstanding, revision of the registered office or the registered agent of the corporation in accordance with the provisions of the Texas Business Corporation Act shall automatically and without further action amend this section to name such newly adopted office or registered agent.

1.02 Other Offices. The corporation may have offices at other places both within and without the State of Texas as the board of directors may determine or as the business of the corporation may require.

Article 2: Shareholders

2.01 Place of Meetings. All meetings of the shareholders shall be held at such time and place, in or out of the State of Texas, as shall be stated in the notice of the meeting or in a waiver of notice.

2.02 Annual Meeting. An annual meeting of the shareholders shall be held each year at a time and on a day during the month of May to be selected by the board of directors. If such a day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. In the event the annual meeting is omitted by oversight or otherwise and not held as provided herein, an annual meeting may be called in the manner provided for special meetings herein at a subsequent date and the business transacted at such meeting shall be valid as if transacted at the annual meeting held during the month of May.

2.03 Voting List. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these bylaws, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be required and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice (other than announcement at the meeting of the time and place at which the meeting is to be reconvened) until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these bylaws, a higher vote is required in which case such express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with bylaw 3.06 of these bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to the meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The consent shall be placed in the minute book.

2.11 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors:

(a)	call to order;
(b)	proof of due notice of meeting;
(c)	determination of quorum and examination of proxies;
(d)	announcement of availability of voting list (see bylaw 2.03);
(e)	announcement of distribution of annual statement (see bylaw 7.03);
(f)	reading and disposing of minutes of last meeting of shareholders;
(g)	reports of officers and committees;
(h)	appointment of voting inspectors;
(i)	unfinished business;
(j)	new business;
(k)	nomination of directors;
(1)	opening of polls for voting;
(m)	recess;
(n)	reconvening; closing of polls;
(o)	report of voting inspectors;
(p)	other business;
(q)	adjournment.

Article 3: Directors

3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.

3.02 Number; Qualification; Election; Term. The board of directors shall consist of not less than one nor more than ten directors, the exact number of which shall be determined by the shareholders, none of whom need be shareholders or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders, except as provided in bylaws 3.03 and 3.05. Each director shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders by the affirmative vote of over two-thirds in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy created by an increase in the number of directors shall be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

3.07 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meeting. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

3.09 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.10 Special Meetings. Special meetings of the board of directors may be called by the president on three days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors. Except as otherwise expressly provided by statute or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or, waiver of notice.

3.11 Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.13 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.14 Interested Directors, Officers and Shareholders.

(a) Validity. If paragraph (b) is satisfied, no contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

(b) Paragraph (a) shall apply only if:

(1) the material facts of the relationship or interests of each such director, officer or shareholder are known or disclosed:

(i) to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(ii) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

(2) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors, a committee of the board, or the shareholders.

(c) Non-Exclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State.

Article 4: Notice and Attendance Through Use of Electronic Equipment

4.01 Method. Whenever by statute or the articles of incorporation or these bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail.

4.02 Waiver. Whenever by statute or the articles of incorporation or these bylaws notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.03 Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article 5: Officers and Agents

5.01 Number; Qualification; Election; Term.

(a) The corporation shall have:

(1) a president, a vice president, a secretary and a treasurer, and

(2) such other officers (including a chairman of the board and additional vice presidents) and assistant officers and agents as the board of directors may think necessary.

(b) No officer or agent need be a shareholder, a director or a resident of Texas.

(c) Officers named in bylaw 5.01(a)(1) shall be elected by the board of directors on the expiration of an officer’s term or whenever a vacancy exists. Officers and agents named in bylaw 5.01(a)(2) may be elected by the board at any meeting.

(d) Unless otherwise specified by the board at the time of election or appointment, or in any employment contract approved by the board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

(e) Any two or more offices may be held by the same person.

5.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

5.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

5.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

5.06 President. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

5.07 Vice President. The vice presidents, in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.08 Secretary.

(a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record the minutes of all proceedings in a book to be kept for that purpose.

(b) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

(c) The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it.

(d) The secretary shall be under the supervision of the president and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.09 Assistant Secretary. The assistant secretary shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.10 Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

(d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.11 Assistant Treasurer. The assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

Article 6: Certificates and Shareholders.

6.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation or its agents as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and either the secretary or assistant secretary or such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

6.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

6.03 Payment for Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors in accordance with law, between stated capital and capital surplus accounts.

6.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

6.05 Lien. For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

6.06 Lost, Stolen or Destroyed Certificates.

(a) Issuance of New Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(1) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

(2) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(3) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(4) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation.

(b) Effect of Failure to Notify Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

6.07 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered owner by his duly authorized attorney; and

(b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

6.08 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

6.09 Denial of Preemptive Rights. No shareholder or other person shall have any preemptive rights whatsoever.

6.10 Right of First Refusal.

(a) No holder of shares of the corporation shall sell or otherwise dispose of his or her shares, or any right or interest in them, without first offering to sell them to the corporation and the other shareholders in the manner set forth in this Section 6.10 of the Bylaws. Any sale or other disposition of the shares in violation of the provisions of this section shall be null and void.

(b) Any shareholder desiring to sell or otherwise dispose of all or any part of his or her shares in the corporation, or of an interest in them, shall give written notice of that fact to the corporation. The notice must be given by registered or certified mail, return receipt requested, addressed to the Secretary of the corporation at the corporation’s principal executive office or delivered in person to the Secretary of the corporation. The notice must designate the number of shares to be sold, the name of the proposed purchaser, if any, the price per share agreed on in good faith between the shareholder and the proposed purchaser, if any, and the total amount thereof. If there is no proposed purchaser, the notice must designate the price per share at which the shareholder offers to sell and the total amount thereof, and the terms on which the shareholder intends to make the sale.

(c) Within thirty days after receipt by the corporation of the notice, if the corporation desires to purchase all of the shares, it must mail or deliver to the offering shareholder a written offer to purchase the shares at the price and on the terms stated in the notice.

(d) In the event that the corporation shall elect within the thirty day period mentioned above to purchase none or fewer than all of the shares so offered, the Secretary shall, at the termination of that thirty day period, mail or deliver to each of the other shareholders of record a notification specifying the number of shares remaining to be sold, the price per share, and the terms on which the offering shareholder intends to make the sale, and the name of the proposed purchaser, if any, or, if none, a statement of that fact. This notification may be delivered to the shareholders personally or may be mailed to the last known address of the shareholders, as the-same may appear on the books of the corporation.

(e) Within twenty days after the mailing or delivering of the notification to the other shareholders, any such shareholder or shareholders desiring to purchase any part or all of the shares referred to in the notification shall deliver by mail or otherwise to the Secretary of the corporation a written offer or offers to purchase a specified number of the shares at the price and on the terms stated in the notification.

(f) If the total number of shares specified in the offers from the shareholders exceeds the number of shares referred to in the notification, the shares to be sold shall be allocated among the offering shareholders pro rata to the number of shares owned by each such shareholder.

(g) If all the shares referred to in the notification are not disposed of under apportionment provided in paragraph (f) of this Section 6.10, each shareholder desiring to purchase more than his or her pro rata amount, as provided above, shall be entitled to purchase such proportion of the remaining shares as the total number of shares that he or she holds bears to the total number of shares held by all the shareholders desiring to purchase additional shares, or all of the remaining shares if there is no other shareholder desiring to purchase additional shares.

(h) Unless all of the offered shares have been purchased by the corporation or by the shareholders or by both within a period of sixty days after the mailing or delivery of the notice to the Secretary required by paragraph (b) of this Section 6.10, all the offered shares shall be released from these restrictions, provided, however, that the shares shall be released solely for the purpose of the proposed sale or other disposition in the total amount specified and at the price specified in the notice to the Secretary, or at a greater price than that specified, and provided further that the same or other disposition be completed within thirty days after the sixty day period referred to above. After completion of the sale or other disposition, or after the expiration of the thirty days within which the sale or disposition must be completed, whichever occurs first, the shares shall again be and remain subject to the restrictions on sale or other disposition imposed by this Section.

(i) On the back of each share certificate shall appear a conspicuous statement that the shares are subject to certain restrictions on transfer set forth in full in the Bylaws of the corporation, and that a copy of that document is available to the holder of the certificate at no charge on written request to the corporation.

(j) All the terms, conditions, and provisions of this Section 6.10 restricting the sale or other disposition of shares of the corporation, or of an interest in them, shall apply to and bind the heirs, successors, or assigns of each of the owners or holders of any of those shares.

(k) Notwithstanding anything in these Bylaws to the contrary, any or all shares of the corporation may be sold, transferred, or otherwise disposed of, or hypothecated without restriction, provided written assent or approval of the proposed sale, transfer, other disposition, or hypothecation is obtained and signed by the holders of not less than all of the shares of this corporation entitled to vote. All such consents or approvals shall be filed with the Secretary of the corporation.

Article 7: General Provisions.

7.01 Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

(b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

(c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

7.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.03 Annual Statement. The board of directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement and surplus statement.

7.04 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

7.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

7.06 Seal. The corporation seal (of which there may be one or more) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

7.07 Indemnification; Insurance.

(a) Definitions. For purposes of this bylaw 7.07:

(1) “Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this bylaw 7.07.

(2) “Director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(3) “Expenses”‘ include court costs and attorneys’ fees.

(4) “Official capacity” means:

(a) when used with respect to a director, the office of director in the corporation; and

(b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(5) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

(b) Standard for Indemnification. The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation only if it is determined in accordance with bylaw 7.07(f) that the person:

(1) conducted himself in good faith;

(2) reasonably believed:

(i) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interest; and

(ii) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

(c) Prohibited Indemnification. A director may not be indemnified under bylaw 7.07(b) for obligations resulting from a proceeding:

(1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(2) in which the person is found liable to the corporation.

(d) Effect of Termination of Proceeding. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in bylaw 7.07(b).

(e) Extent of Indemnification. A person shall be indemnified under bylaw 7.07(b) against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the proceeding was brought by or in behalf of the corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

(f) Determination of Indemnification. A determination of indemnification under bylaw 7.07(b) must be made:

(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in bylaw 7.07(f)(1) or (2), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

(g) Determination as to Reasonableness. Determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified by bylaw 7.07(f)(3) for the selection of special legal counsel.

(h) Successful Defense of Proceeding. Notwithstanding any other provision of this bylaw 7.07, the corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

(i) Court Order in Suit For Indemnification. If in a suit for the indemnification required by bylaw 7.07(h), a court of competent jurisdiction determines that the director is entitled to indemnification under bylaw 7.07(h), the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

(j) Court Determination of Indemnification. If a court of competent jurisdiction determines that a director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in bylaw 7.07(b) or has been adjudged liable in the circumstances described by bylaw 7.07(c), the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity.

(k) Advancement of Expenses. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after:

(1) the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this bylaw 7.07 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

(2) a determination that the facts then known to those making the determination would not preclude indemnification under this bylaw 7.07.

(1) Obligation For Repayment of Advancement. The written undertaking required by bylaw 7.07(k) must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under bylaw 7.07(k) must be made in the manner specified by bylaw, 7.07(f) for determining that indemnification is permissible.

(m) Expenses of Witness. Notwithstanding any other provision of this bylaw 7.07, the corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

(n) Indemnification of Officers, Employees and Agents. The corporation shall indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it shall indemnify and advance expenses to directors under this bylaw 7.07.

(o) Indemnification of Nominees and Designees. The corporation may indemnify and advance expenses to nominees or designees who are not or were not officers, employees, or agents of the corporation who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it shall indemnify and advance expenses to directors under this bylaw 7.07.

(p) Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this bylaw 7.07.

(q) Reports to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this bylaw 7.07 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Article 9.10 A of the Texas Business Corporation Act and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

(r) Service to Employee Benefit Plan. For purposes of this bylaw 7.07 the corporation is deemed to have requested a director to serve as a trustee of an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

7.08 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.09 Amendment of Bylaws. The power to alter, amend or repeal these bylaws is reserved to the shareholders.

7.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as it, is reasonable and possible:

(a) the remainder of these bylaws shall be considered valid and operative, and

(b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

7.11 Table of Contents; Headings. The table of contents and headings used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

7.12 Relation to Articles of Incorporation. These bylaws are subject to, and governed by, the articles of Incorporation.